Durham Jones & Pinegar, P.C. 111 South Main Street, Suite 2400 Salt Lake City, Utah 84111 801.415.3000 801.415.3500 Fax www.djplaw.com

Dynatronics Corporation
7030 Park Centre Dr.
Cottonwood Heights, Utah 84121

Re:
Dynatronics Corporation – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Dynatronics Corporation, a Utah corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the offer and sale by the Company from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities (the “Securities”), which may include any or all of the following: (i) shares of the Company’s common stock, no par value per share (“Common Stock”); (ii) shares of the Company’s preferred stock, no par value per share (“Preferred Stock”); (iii) one or more series of the Company’s debt securities (the “Debt Securities”); and (iv) warrants to purchase shares of the Common Stock or Preferred Stock or the Debt Securities (“Warrants”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”) and Bylaws of the Company (the “Bylaws”), each as amended to date, (ii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement; and (iii) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We also have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

(i)
the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established by the authorizing resolutions of the Board of Directors of the Company (“Board”) or in the case of any preferred stock constituting the Securities, by the applicable designations of rights, preferences, and limitations designated by the Board, in accordance with the Articles of Incorporation, the Bylaws and applicable Utah law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

SALT LAKE CITY | LEHI | OGDEN | ST. GEORGE | LAS VEGAS

Dynatronics Corporation
May 15, 2018

(ii)
any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and either the purchaser(s) of such Warrant or a financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”);

(iii)
if there is a Warrant Agent with respect to the Warrant Agreement, and to the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement;

(iv)
any Debt Securities will be issued under an indenture appropriate for the type of Debt Securities to be issued, as more particularly described in the Prospectus Supplement relating to such Debt Securities (an “Indenture”), between the Company and the trustee to be named in such Indenture (a “Trustee”); the execution, delivery and performance of such Indenture will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

(v)
any Indenture will be duly executed and delivered by the Company and the Trustee thereunder; such Indenture and Trustee will be qualified under the Trust Indenture Act of 1939, as amended;

(vi)
to the extent that the obligations of the Company under any Indenture may depend upon such matters, the Trustee thereunder will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that such Indenture will have been duly authorized, executed and delivered by the Trustee thereunder and will constitute the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; that such Trustee will be in compliance, generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that such Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture;

(vii)
the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

(viii)
a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

(ix)
all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

(x)
a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Dynatronics Corporation
May 15, 2018

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.
Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.
Upon due authorization by Corporate Action of the issuance and sale of shares of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment of consideration for such shares in accordance with the terms and provisions of the applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.
When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in the Warrant Agreement, if any, and Warrants conforming to the requirements of the related Warrant Agreement have been duly countersigned or authenticated, as may be required, by the Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms of the Warrant Agreement and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company.

4.
When the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the Indenture, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment of consideration for such Debt Securities, in accordance with the terms and provisions of the Indenture and the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

The opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing and standards of materiality, and (iii) limitations on enforceability to the extent that acceleration of indebtedness under any Debt Security may impair collectibility of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon.

We express no opinion as to laws other than the State of Utah and the federal laws of the United States of America. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

Durham Jones & Pinegar, P.C.

/s/ Durham Jones & Pinegar, P.C.